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TEXAS-OHIO GAS, INC.
Consolidated Balance Sheet
At September 30, 1999
(expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)
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ASSETS
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

Cash                                   $ 2.6
Accounts receivable and unbilled revenue, net                    10.0
Inventory                         0.3
                                        -----
     Total current assets                         12.9
                                        -----

Goodwill, net of amortization                    15.0
                                        -----
     Total assets                         $27.9
                                        =====


LIABILITIES AND OWNER'S EQUITY
-------------------------------

Accounts payable to affiliate                    $ 8.2
Accrued expenses                         4.7
Other current liabilities                         0.1
                                        -----
     Total current liabilities                    13.0
                                        -----

Owner's equity                         14.0
Retained earnings                         0.9
                                        -----
     Total equity                         14.9
                                        -----
     Total liabilities and owner's equity                    $27.9
                                        =====

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